EXHIBIT 99.1

WOMEN FIRST HEALTHCARE

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(In thousands)

				Pro Forma Adjustments
	At September 30, 2003			(a)	(b)
	Historical	Pro Forma Adjustments	Pro Forma As Adjusted			Total Pro Forma Adjustments
ASSETS

Current assets:
Cash and cash equivalents	$2,915	$2,497	$5,412	$9,867	$(7,370)	$2,497
Accounts receivable, net	3,360	—	3,360	—	—	—
Inventory	2,621	—	2,621	—	—	—
Prepaid expenses, samples and other current assets	1,796	—	1,796	—	—	—

Total current assets	10,692	2,497	13,189	9,867	(7,370)	2,497
Property and equipment, net	725	—	725	—	—	—
Product rights, net of $5,899 impairment reserve at September 30, 2003	67,872	(9,827)	58,045	(9,827)	—	(9,827)
Intangible assets, net	2,788	—	2,788	—	—	—
Notes receivable from officers	450	—	450	—	—	—
Restricted cash	175	—	175	—	—	—
Debt issuance costs	1,238	—	1,238	—	—	—
Other assets	1,942	—	1,942	—	—	—

Total assets	$85,882	$(7,330)	$78,552	$40	$(7,370)	$(7,330)

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,064	$—	$3,064	$—	$—	$—
Payable to related party	—	—	—	—	—	—
Accrued salaries, payroll taxes and employee benefits	427	—	427	—	—	—
Other accrued liabilities	990	—	990	—	—	—
Liabilities to customers	5,736	—	5,736	—	—	—
Reserve for product returns, exchanges, rebates and chargebacks	5,729	—	5,729	—	—	—
Deferred revenue	1,283	—	1,283	—	—	—
Current portion of long-term debt	3,207	—	3,207	—	—	—

Total current liabilities	20,436	—	20,436	—	—	—

Long-term debt, excluding current portion	40,714	—	40,714	—	—	—

Senior convertible redeemable preferred stock	14,731	(6,824)	7,907	—	(6,824)	(6,824)

Stockholders’ equity:
Common stock	25	—	25	—	—	—
Treasury stock	(100)	—	(100)	—	—	—
Additional paid-in capital	123,621	—	123,621	—	—	—
Accumulated deficit	(113,545)	(506)	(114,051)	40	(546)	(506)

Total stockholders’ equity	10,001	(506)	9,495	40	(546)	(502)

Total liabilities and stockholders’ equity	$85,882	$(7,330)	$78,552	$40	$(7,370)	$(7,330)

Note 1: Pro Forma Adjustments

The following is a description of each of the pro forma adjustments:

(a)	Net proceeds from the license of Vaniqa® Cream in certain foreign markets and $40 of reimbursed regulatory costs.

(b)	Redemption of shares of senior convertible preferred stock using 75% of the net proceeds from the license of Vaniqa® Cream.

WOMEN FIRST HEALTHCARE

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

				Pro Forma Adjustments
	Year ended December 31, 2002			(a)	(b)	(c)
	Historical	Pro Forma Adjustments	Pro Forma As Adjusted				Total Pro Forma Adjustments
Total net revenues	$48,618	$—	$48,618	$—	$—	$—	$—
Cost of sales - products (including purchases from related party of $457)	17,685	(368)	17,317	—	—	(368)	(368)
Marketing and sales expenses	24,383	—	24,383	—	—	—	—
General and administrative expenses	6,238	—	6,238	—	—	—	—
Regulatory, research and development expenses	568	—	568	—	—	—	—
Impairment of product rights	—	—	—	—	—	—	—

Total costs and operating expenses	48,874	(368)	48,506	—	—	(368)	(368)

Income (loss) from operations	(256)	368	112	—	—	368	368
Interest and other income	204	—	204	—	—	—	—
Interest expense	(3,906)	—	(3,906)	—	—	—	—

Net income (loss)	(3,958)	368	(3,590)	—	—	368	368
Accretion of beneficial conversion feature related to senior convertible preferred stock	(1,024)	464	(560)	—	464	—	464
Accretion of stated value of senior convertible preferred stock	(682)	309	(373)	309	—	—	309

Net income (loss) available to common stockholders	$(5,664)	$1,141	$(4,523)	$309	$464	$368	$1,141

Net income (loss) per share available to common stockholders (basic and diluted)	$(0.25)	$0.05	$(0.20)

Weighted average shares used in computing net income (loss) per share:
Basic	22,851	—	22,851

Diluted	22,851	—	22,851

Note 1: Pro Forma Adjustments

The following is a description of each of the pro forma adjustments:

(a)	Reflects the reduction in accretion of stated value of senior convertible preferred stock redeemed with 75% of the net proceeds from the license of Vaniqa® Cream.

(b)	Reflects the reduction of accretion of beneficial conversion feature related to senior convertible preferred stock redeemed with the net proceeds.

(c)	Reflects the reduction of amortization expense related to product rights transferred pursuant to the license of Vaniqa® Cream.

WOMEN FIRST HEALTHCARE

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

				Pro Forma Adjustments
	Nine months ended September 30, 2003			(a)	(b)	(c)	(d)
	Historical	Pro Forma Adjustments	Pro Forma As Adjusted					Total Pro Forma Adjustments
Total net revenues	$8,007	$—	$8,007	$—	$—	$—	$—	$—
Cost of sales - products (including purchases from related party of $7)	11,893	(537)	11,356	—	—	(537)	—	(537)
Marketing and sales expenses	16,375	—	16,375	—	—	—	—	—
General and administrative expenses	5,815	—	5,815	—	—	—	—	—
Regulatory, research and development expenses	599	(40)	559	—	(40)	—	—	(40)
Restructuring charges	653	—	653	—	—	—	—	—
Impairment of product rights	5,899	—	5,899	—	—	—	—	—

Total costs and operating expenses	41,234	(577)	40,657	—	(40)	(537)	—	(577)

Income (loss) from operations	(33,227)	577	(32,650)	—	40	537	—	577
Interest and other income	58	—	58	—	—	—	—	—
Interest expense	(4,777)	—	(4,777)	—	—	—	—	—

Net income (loss)	(37,946)	577	(37,369)	—	40	537	—	577
Accretion of beneficial conversion feature related to senior convertible preferred stock		—	—	—	—	—	—	—
Accretion of stated value of senior convertible preferred stock	(1,049)	(70)	(1,119)	476	—	—	(546)	(70)

Net income (loss) available to common stockholders	$(38,995)	$506	$(38,489)	$476	$40	$537	$(546)	$506

Net income (loss) per share available to common stockholders (basic and diluted)	$(1.57)	$0.02	$(1.55)

Weighted average shares used in computing net income (loss) per share:
Basic	24,805	—	24,805

Diluted	24,805	—	24,805

Note 1: Pro Forma Adjustments

The following is a description of each of the pro forma adjustments:

(a)	Reflects the reduction of accretion of stated value on shares of senior convertible preferred stock redeemed with 75% of the net proceeds from the license of Vaniqa® Cream.

(b)	Reflects the reimbursement of $40 of regulatory costs previously recorded by the Company.

(c)	Reflects the reduction of amortization expense related to product rights transferred as part of the license of Vaniqa® Cream.

(d)	Reflects the 8% premium paid upon redemption of shares of the senior convertible preferred stock.